Exhibit (g)(24)

AMENDED & RESTATED

SCHEDULE I

TO THE CUSTODY AGREEMENT

This Amended and Restated Schedule I to the Custody Agreement dated March 9, 2012 (the “Agreement”), is effective as of April 3, 2017, and supersedes any prior Schedule I to the Agreement.

Ivy Advantus Bond Fund

Ivy Advantus Real Estate Securities Fund

Ivy Apollo Multi-Asset Income Fund

Ivy Apollo Strategic Income Fund

Ivy Asset Strategy Fund1,2,3

Ivy Balanced Fund

Ivy California Municipal High Income Fund

Ivy Core Equity Fund

Ivy Crossover Credit Fund

Ivy Cundill Global Value Fund

Ivy Dividend Opportunities Fund

Ivy Emerging Markets Equity Fund4

Ivy Energy Fund

Ivy European Opportunities Fund

Ivy Global Bond Fund

Ivy Global Equity Income Fund

Ivy Global Growth Fund

Ivy Global Income Allocation Fund

Ivy Government Money Market Fund

Ivy High Income Fund

Ivy IG International Small Cap Fund

Ivy International Core Equity Fund

Ivy Large Cap Growth Fund

Ivy LaSalle Global Real Estate Fund

Ivy LaSalle Global Risk-Managed Real Estate Fund

Ivy Limited-Term Bond Fund

Ivy Managed International Opportunities Fund

Ivy Micro Cap Growth Fund

Ivy Mid Cap Growth Fund

Ivy Mid Cap Income Opportunities Fund

Ivy Municipal Bond Fund

Ivy Municipal High Income Fund

[1]	Including the wholly-owned subsidiary IVY ASF, LLC
[2]	Including the wholly-owned subsidiary IVY ASF II, Ltd.
[3]	Including the wholly-owned subsidiary Ivy ASF III (SBP), LLC
[4]	Including the wholly-owned subsidiary IVY EME, Ltd.

Ivy Natural Resources Fund

Ivy Pictet Emerging Markets Local Currency Debt Fund

Ivy Pictet Targeted Return Bond Fund

Ivy Science and Technology Fund

Ivy Small Cap Core Fund

Ivy Small Cap Growth Fund

Ivy Tax-Managed Equity Fund

Ivy Value Fund